Exhibit 23.1
Consent Of Grant Thornton LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 1, 2011, with respect to the consolidated financial statements included in the Annual Report of Tandy Brands Accessories, Inc. on Form 10-K for the year ended June 30, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Tandy Brands Accessories, Inc. on Forms S-8 (File Nos. 33-41262, 33-75114, 333-08579, 333-42211, 333-94251, 333-38526, 333-88276, and 333-105294).

/s/ GRANT THORNTON LLP

Dallas, Texas
September 1, 2011